UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 26, 2015

M/I HOMES, INC.
(Exact name of registrant as specified in its charter)

Ohio	1-12434	31-1210837
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

(614) 418-8000
(Telephone Number)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a.12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.
On June 26, 2015, M/I Financial, LLC (“M/I Financial”), a wholly-owned subsidiary of M/I Homes, Inc., entered into an amendment (the “Third Amendment”) to its Mortgage Warehousing Agreement dated March 29, 2013, as previously amended (the “MIF Mortgage Warehousing Agreement”). The MIF Mortgage Warehousing Agreement is used to finance eligible residential, first mortgage loans originated by M/I Financial.
The Third Amendment extends the maturity date from June 26, 2015 to June 24, 2016, and reduces the applicable LIBOR margin from 2.75% to 2.50%. The other material terms of the MIF Mortgage Warehousing Agreement remain unchanged.
A copy of the Third Amendment is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.
Item 9.01    Financial Statements and Exhibits.
(d)    Exhibits.

Exhibit No.	Description of Exhibit

10.1
Third Amendment to Amended and Restated Mortgage Warehousing Agreement, dated June 26, 2015, by and among M/I Financial, LLC, as borrower, the lenders party thereto and Comerica Bank, as administrative agent.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: June 29, 2015
M/I Homes, Inc.
By: /s/ Ann Marie W. Hunker
Ann Marie W. Hunker
Vice President, Controller and Chief Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1
Third Amendment to Amended and Restated Mortgage Warehousing Agreement, dated June 26, 2015, by and among M/I Financial, LLC, as borrower, the lenders party thereto and Comerica Bank, as administrative agent.